Exhibit 99.1
The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA
Tel. 804.289.9600 Fax 804.289.9770

Contact Investor Relations 804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Receives Regulatory Clearance for Dunbar Acquisition
Acquisition Expected to Close by August 31

RICHMOND, VA., August 7, 2018 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, secure route-based logistics and payment solutions, today announced that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) has expired with respect to the proposed acquisition of Dunbar Armored, Inc. As a result of the expiration of the antitrust review, completion of the acquisition will not require any asset sales or other operational restrictions. The acquisition, which is subject to other customary closing conditions, is expected to close by August 31.
Doug Pertz, Brink’s president and chief executive officer, said: “We are pleased with the positive outcome of the HSR review and look forward to a rapid execution of our plan to integrate these two great companies. We’re more confident than ever that Dunbar’s strong management, experienced employees and customer-focused culture will have an immediate positive impact on our efforts to achieve operational excellence and accelerate profitable growth in our U.S. operations.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, secure route-based logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

About Dunbar Armored, Inc.
Dunbar Armored, Inc. is a family owned provider of cash management and secure logistics throughout the United States, including cash-in-transit, ATM services, vault outsourcing, money processing, and intelligent safe services. For nearly one hundred years, Dunbar’s mantra has been Loyalty + Protection for our with range of financial, commercial and government customers. For more information, please visit our website at www.dunbararmored.com.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should," “would” and similar expressions may identify forward looking information. Forward-looking information in these materials includes, but is not limited to expected closing of the Dunbar acquisition.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission.

The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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